Exhibit 32.2

Statement of Chief Financial Officer Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of CROWN FINANCIAL GROUP, INC. (the “Company”) for the quarterly period ended October 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert I. Turner, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT I. TURNER
Name:	Robert I. Turner
Title:	Executive Vice President, Chief Financial Officer & Treasurer

Date: March 9, 2004